TRANSITIONAL SERVICES AGREEMENT

      This Transitional Services Agreement is entered into this 15th day of June, 2005, by and between Patient Infosystems, Inc., a Delaware corporation ("Patient Infosystems"), and American Caresource Holdings, Inc., a Delaware corporation (the "Company").

      The Company is a wholly owned subsidiary of Patient Infosystems and has relied since its inception upon various administrative services provided by Patient Infosystems. The Company and Patient Infosystems have filed a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission relating to the distribution by Patient Infosystems of all of the capital stock of the Company. Upon the effectiveness of the Registration Statement and the consummation of the transactions contemplated thereby, Patient Infosystems will initially own approximately 10% of the outstanding capital stock of the Company.

      The Company desires to engage Patient Infosystems to continue to provide after the date hereof certain administrative services hereinafter described (the "Services"), and Patient Infosystems desires to provide the Services, on the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1. Services

            1.1 During the term of this Agreement, Patient Infosystems shall provide the following Services to the Company:

            Employee Benefit Services. Patient Infosystems agrees to use its best efforts to maintain all employee benefit plans (the "Benefit Plans") identified on Schedule 1 attached hereto and to provide that the employees of the Company may participate therein. In connection therewith and without limiting the generality of the preceding sentence, subject to the receipt by Patient Infosystems of all amounts due in the next following sentence, Patient Infosystems agrees to pay all premiums and make all contributions required to be paid or made pursuant to such Benefit Plans ("Benefit Costs") and to otherwise comply with all of the terms of such Benefit Plans. Patient Infosystems shall invoice the Company monthly for the direct cost (billed by insurer or benefit provider) of the Benefit Plans and the Company shall reimburse Patient Infosystems within ten (10) business days following receipt of such invoice. The Company shall provide Patient Infosystems timely notification of all employee additions and deletions to the Benefits Plans to ensure accurate billing.

            1.2 Patient Infosystems shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations. The Company shall reimburse Patient Infosystems for any out of pocket costs associated with this support.

            1.3 If at any time Patient Infosystems is unable to include the employees of the Company under the Benefits Plans, or if it derives, in its sole judgment, to change or terminate any of the Benefit Plans, it will give 30 days notice to the Company, which may then either continue to participate in the Benefit Plans or terminate the Agreement. Following such 30 day period, Patient Infosystems shall have no further obligation to the Company to provide the Benefit Plan participation provided for herein.

      2. Term

            2.1 The initial term of this Agreement shall commence as of the date hereof, and shall continue until December 31, 2005 ("Initial Term"), unless earlier terminated or extended in accordance with the provisions of this Section 2.

            2.2 The term of this Agreement may be extended for up to two additional one-year periods upon mutual agreement of Patient Infosystems and the Company.

            2.3 This Agreement may be terminated, and any one or more of the Services may be reduced in scope or eliminated in its entirety, at any time during the term hereof by either party upon ninety (90) days' prior written notice.

            2.4 Notwithstanding any other provision contained herein, Patient Infosystems may terminate this Agreement, in whole or in part, if the Benefit Costs attributable to the Company remain unpaid for more than thirty (30) days, and the Company does not cure such default within ten (10) days after receiving written notice thereof from Patient Infosystems.

      3. Fees

            3.1 In consideration for the Services, the Company shall pay to Patient Infosystems a transitional services fee (the "Service Fee") in the amount of $0.00 for the Initial Term, $12,000.00 per annum if the Agreement is extended for a second term, and, if extended, $24,000.00 per annum for a third and subsequent term, payable in equal monthly installments within ten (10) days after the end of each month during the term. Patient Infosystems represents and warrants to the Company that the Service Fee reflects actual historical expenditures for like services properly allocated by Patient Infosystems to the conduct of the business and operations of the Company during the two most recent fiscal years of the Company and Patient Infosystems (the "Expense Allocation"), adjusted for the third and fourth years of the term, if extended, to reflect historical increased in the cost of such services.

            3.2 In the event that the Company elects to reduce the scope of one or more Services or eliminates one or more Services in its entirety, the Service Fee shall be reduced to reflect the reduction or elimination of those Services, based upon the corresponding portion or portions of the Expense Allocation attributable thereto, from and after the effective date thereof.


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

      4. Obligations and Relationship

      Both parties to this Agreement shall at all times act as independent contractors and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect of or on behalf of the other party.

      5. Limited Liability; Indemnification

            5.1 Patient Infosystems shall not be liable to the Company for any loss, claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. Patient Infosystems shall not be liable to the Company for the consequences of any failure or delay in performing any Services if the failure shall be caused by labor disputes, strikes or other events or circumstances beyond its control and it shall have provided prompt notice to the Company of its inability to perform Services and the reason therefor.

            5.2 In any action, suit or proceeding (other than an action by or in the right of the Company) to which Patient Infosystems or any agent or employee of Patient Infosystems performing Services hereunder (an "Indemnitee") was or is a party by reason of his or its performance or non-performance of Services, the Company shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the Company) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute negligence or misconduct.

      6. Confidentiality

      Any and all information obtained by Patient Infosystems in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the prior written consent of the Company.

      7. Notices

      All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given when delivered by hand to an officer of either party.

      8. Binding Effect

      This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.


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

      9. No Third Party Beneficiaries

      This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

      10. Entire Agreement

      This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

      11. Assignment; Amendment; Waiver

      This Agreement is not assignable. Neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      12. Governing Law

      This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

      13. Headings

      The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                              PATIENT INFOSYSTEMS, INC.

                                              By: /s/ Kent Tapper
                                                  ------------------------------
                                              Name:  Kent Tapper
                                              Title: Chief Financial Officer


                                              AMERICAN CARESOURCE HOLDINGS, INC.

                                              By: /s/ David Boone
                                                  ------------------------------
                                              Name:  David Boone
                                              Title: Chief Financial Officer


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

                                   Schedule 1

                                  Benefit Plans

Medical Insurance
Dental Benefits
Short Term Disability
Long Term Disability
401K
Vision
Life Insurance
Other Supplemental Insurances


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